Exhibit 99.1

      Medi-Hut Co., Inc. Announces Change of Independent Auditors

    SPRING LAKE, N.J.--(BUSINESS WIRE)--March 3, 2005--Medi-Hut Co., Inc. ("Medi-Hut" or the "Company") announced today that it has replaced Eisner LLP ("Eisner") as its independent auditors with the accounting firm, Weiser LLP ("Weiser").
    On May 15, 2003, the Company engaged the accounting firm Eisner as its independent auditors to perform an audit of the Company's financial statements as of and for the fiscal years ended October 31, 2002 and October 31, 2001. Since that time, the Company has made exhaustive efforts to complete its audits of the 2002 and 2001 financial statements. As a result of these efforts, management has determined that due to incomplete records, among other issues, they will not be able to file complete audited financial statements for these periods. However, management intends to file an audited balance sheet as of October 31, 2002 as soon as practicable. Further, management intends to file the required interim period and annual audited financial statements up to and including the quarter ended January 31, 2005 as soon as possible. To facilitate the completion of the audit, management believes that it is in the best interest of the Company to change auditors. The change in auditing firms was reviewed and recommended by the Company's Audit Committee and approved by the Company's Board of Directors.
    Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are forward looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forwarding-looking statements shall be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

    CONTACT: Medi-Hut Co., Inc.
             Tom Gifford, 732-919-2799, Ext.5550
             Fax: 732-919-2798